Exhibit 10.10

metuchen

Pharmaceuticals

200 U.S. 9, Suite 500, Manalapan Township, NJ 07726

September 24, 2020

Harold Hoium

Chief Executive Officer
Hybrid Medica l LLC

5200 Wilson Road, Suite 150

Edina, Minnesota 55424

Dear Harold:

This Letter Agreement is being entered into as of September 24, 2020 (the " Effective Date") by and between Metuchen Pharmaceuticals LLC ("MET UCHEN") and Hybrid Medical LLC ("HYBRID") (referred to herein collectively as the " Parties") to amend the License Agreement entered into between the Parties on March 24, 2020 pursuant to Section 12.11 thereof (the "License Agreement"). Except as specifically provided herein, nothing in this Letter Agreement is intended to, nor shall it, modify the License Agreement in any manner, including, but not limited to, the Milestone Payments as set forth in Section 4.2 of the License Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement.

The Parties hereby acknowledge that METUCHEN has previously paid to HYBRID the Upfront Payment in the sum of $100,000 pursuant to Section 4.1.l of the License Agreement and an additional payment of $100,000 pursuant to Section 4.1.2 of the License Agreement to extend the term of the Agreement for a Second Period to September 24, 2020. The Parties further hereby acknowledge their mutual desire to enter into this Letter Agreement to extend the Second Period referred to in section 4.1.3 of the License Agreement for an additional six months to March 24, 2021. Accordingly, in consideration of the payments outlined below the Parties mutually agree to extend the Second Period until March 24, 2021 with all other rights and obligations remaining.

In consideration of the foregoing, METUCHEN shall pay to HYBRID a one-time, non-creditable and non-refundable payment of fifty thousand U.S. Dollars ($50,000), which shall be payable within fifteen (15) days of the Effective Date. In addition, as of December 24, 2020, METUCHEN shall be required to pay HYBRID an additional one hundred thousand U.S. Dollars ($100,000), which shall be payable within fifteen (15) days of December 24, 2020 and of which fifty thousand U.S. Dollars ($50,000) shall be creditable toward any payment required pursuant to Section 4.1.3 of the License Agreement (for the avoidance of doubt, the other $50,000 of this $100,000 payment shall be a non-credible and non-refundable payment). METUCHEN further acknowledges that this Letter Agreement shall not impact the agreements made between HYBRID and Custom RX, LLC ("Custom RX"), including, but not limited to, Amendment No. 3 to the Distributor Agreement dated July 17, 2020.

If the foregoing is acceptable to you, please sign and date this Letter Agreement in the space provided below and return it to me.

metuchen

Pharmaceuticals

200 U.S. 9, Suite 500, Manalapan Township, NJ 07726

Sincerely,

/s/ Keith Lavan
Keith Lavan, Chief Financial Officer
Metuchen Pharmaceuticals LLC

Agreed and Accepted on September 24, 2020

/s/ Harold Hoium

Harold Hoium

Chief Executive Officer Hybrid Medica l LLC